EXHIBIT NO.  32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Artificial Life, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eberhard Schoeneburg, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                            /s/ Eberhard Schoeneburg

                              Eberhard Schoeneburg
                           Chief Executive Officer and
                           Principal Financial Officer
March 31, 2006

A signed original of these written statements required by Section 906 have been provided to Artificial Life, Inc. and will be retained by Artificial Life, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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